Exhibit (b)

Certification of Periodic Financial Report

Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940
(and Section 906 of the Sarbanes-Oxley Act)

In connection with the Form N-CSR of the registrant for the period ended December 31, 2012, the undersigned hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act that:

1. The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in such N-CSR report fairly presents, in all material respects, the financial condition and results of operation of the registrant as of and for the periods presented in the report.

Dated: February 8, 2013

/S/ David R. Carpenter____________________ Name: David R. Carpenter Title: President& Principal Executive Officer

/S/ Robert D. Brearton____________________ Name: Robert D. Brearton Title: Executive President & Principal Financial Officer